                                                              WGM DRAFT 05.03.02




                                TELIA AB (PUBL),

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,

                  WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.,

                          WARBURG NETIA HOLDING LIMITED

                                       AND

                               NETIA HOLDINGS S.A.


             ------------------------------------------------------

                              TERMINATION AGREEMENT

             ------------------------------------------------------

                                    CONTENTS
Section                                                                     Page

1.     Definitions............................................................3
2.     Termination............................................................5
3.     Standstill.............................................................7
4.     Confidentiality........................................................7
5.     Arbitration And Dispute Resolution.....................................7
6.     Representations And Warranties.........................................7
7.     Miscellaneous..........................................................9

                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into on and as of _____, 2002 by and among (i) NETIA HOLDINGS S.A., (formerly R.P. Telekom S.A.), a company organized and existing under the laws of the Republic of Poland with its headquarters at ul. Poleczki 13, 02-822 Warsaw, Poland (the "Company"), (ii) TELIA AB (publ), a company organized under the laws of the Kingdom of Sweden ("Telia") and (iii) (a) WARBURG, PINCUS EQUITY PARTNERS, L.P., a Delaware limited partnership ("WPEP"), (b) WARBURG, PINCUS VENTURES INTERNATIONAL, L.P., a Bermuda limited partnership ("WPVI"), (c) WARBURG PINCUS NETHERLANDS EQUITY PARTNERS I, C.V., a Dutch limited partnership ("WPNE I"), (d) WARBURG PINCUS NETHERLANDS EQUITY PARTNERS II, C.V., a Dutch limited partnership ("WPNE II"), (e) WARBURG PINCUS NETHERLANDS EQUITY PARTNERS III, C.V., a Dutch Limited partnership ("WPNE III") and (f) WARBURG NETIA HOLDING LIMITED, a Cyprus company and the Permitted Controlled Affiliate Transferee (as defined herein) of WPEP, WPVI, WPNE I, WPNE II AND WPNE III ("WNHL" and, together with WPEP, WPVI, WPNE I, WPNE II and WPNE III, the "WP Entities" and each individually a "WP Entity"). Telia and the WP Entities are collectively referred to as the "Shareholders" and each individually a "Shareholder", and the Company and the Shareholders are collectively referred to as the "Parties" and each individually a "Party".

                                   WITNESSETH

     WHEREAS, the Company and the Shareholders are parties to various shareholders' agreements which set forth their mutual understandings regarding the relations among them, and their respective rights and obligations, with respect to the Company;

     WHEREAS, the Company and the Shareholders desire to terminate such shareholders' agreements in their entirety as stated herein subject to reaching agreement on a capital restructuring of the Company;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS

1.1  In this Agreement:-

     "Affiliate Transferee" has the meaning given to it in the Shareholders' Agreement # 2;

     "business day" means a day other than a Saturday or Sunday or public holiday in Warsaw;

     "Chase" shall have the meaning ascribed to it in the Restructuring
     Agreement;

     "CLEC" shall mean a facilities based, fixed-line telecommunications company with operations in Poland that derives a majority of its revenues from voice telephony services;

     "Consenting Noteholders" shall have the meaning ascribed to it in the Restructuring Agreement;

     "Control" shall mean the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled entity, or the possession of the power to direct, or cause the direction of, the management or policies of the controlled entity;

     "Encumbrance" means a mortgage charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

     "International Telecommunication Services" shall mean (A) transmission of signals from/to local/domestic networks in Poland, via break-in/break-out points located along any cable used (whether owned, leased or otherwise) by Telia and across the Polish border, and (B) connection of dark fibers in Poland to fibers in any cable used (whether owned, leased or otherwise) by Telia in Poland with ending points located outside the territory of Poland;

     "International Wholesale Business" shall mean International Telecommunication Services supplied to: (i) telecommunication operators,
     (ii) other service providers, and (iii) multinational corporate retail customers carrying out business activities in Poland and whose principal centres of operations are located outside Poland and (iv) the company Agora SA;

     "New Notes" shall have the meaning ascribed to it in the Restructuring Agreement;

     "Restructuring Agreement" means a restructuring agreement dated as of 5 March 2002 among NETIA SOUTH SP. Z O.O, NETIA TELEKOM S.A., NETIA HOLDINGS B.V., NETIA HOLDINGS II B.V, NETIA HOLDINGS III B.V, each of the "Consenting Noteholders" (as defined in that restructuring agreement), JPMORGAN CHASE BANK and the Parties to this Termination Agreement providing for a restructuring of the Company's capital and debt, together with all exhibits and attachments to that restructuring agreement and all modifications and amendments to that restructuring agreement for the time being in force; "Shares" means the ordinary shares of the Company;

     "Restructuring Shares" shall have the meaning ascribed to it in the Restructuring Agreement;

     "Shareholders' Agreement #1" means the Amended and Restated Post-IPO Shareholders' Agreement #1 between the Company and the Shareholders dated July 13, 2000;

     "Shareholders' Agreement #2" means the Post IPO Shareholders' Agreement #2 between the Company, the Shareholders and certain other shareholders in the Company who have since disposed of their shares in the Company and have therefore ceased to be parties thereto, dated August 3, 1999;

     "Shareholders' Agreements" means together the Shareholders' Agreement #1 and the Shareholders' Agreement #2;

     "Target" shall mean any one or more companies (or group of companies, as the case may be) involved in a transaction as referred to in Section 2.5
     (iii) below other than Telia; and

     "Transfer" means a sale, assignment, gift, placement in trust (voting or otherwise) or transfer by operation of law of, creation of an Encumbrance on, or any other disposal (directly or indirectly and whether or not voluntary), and includes any transfer by will or intestate succession.

1.2 In this Agreement, a reference to a Section or Schedule, unless the context otherwise requires, is a reference to a Section of or Schedule to this Agreement.

1.3  The headings in this Agreement do not affect its interpretation.

2.   TERMINATION OF SHAREHOLDERS' AGREEMENTS

2.1 With effect from and conditional upon completion of an Agreed Capital Restructuring (as defined hereinafter) it is agreed that:

     2.1.1  the Shareholders' Agreements shall terminate; and

     2.1.2 except as otherwise provided in this Section 2, all of the Parties shall be released from any and all liabilities under the Shareholders' Agreements and the Parties waive all rights and claims under the Shareholders' Agreements.

2.2 For the purpose of this Agreement an "Agreed Capital Restructuring" means a restructuring of the Company's capital and debt pursuant to the Restructuring Agreement. For the purpose of Section 2 and 7.10 hereof an Agreed Capital Restructuring shall be regarded as completed upon the fulfillment of the two conditions referred to in Section 2.1(e) of the Restructuring Agreement.

2.3 At the date of signing this Termination Agreement the Parties confirm that they are not aware of any breach of contract, claim or dispute arising out of or in connection with the options in favour of the WP Entities under (and as defined in) the Shareholders' Agreements.

2.4 No action or forbearance by Telia in accordance with Restructuring Agreement shall be deemed to be an "action" which triggers any option in favour of the WP Entities under the Shareholders' Agreements. Notwithstanding any other provisions of this Agreement, this Section 2.4 shall survive the termination of this Agreement.

2.5 For a period of one (1) year from when the Restructuring Shares and New Notes are available for receipt by the Consenting Noteholders and JPMorgan, neither Telia nor any entity under its Control, shall acquire any interest in any entity which (i) own, manage, operate, join, control or participate in; (ii) is compensated by or invest in any telecommunication entity engaged in; or (iii) is otherwise engaged in any telecommunications activities (such as fixed line, cellular, value-added, CPE, and content provisions such as CATV) competing with those of the Company in the territory of the Republic of Poland, other than the Company; provided, however, that the preceding restriction shall not apply to (i) any acquisitions by Telia (or any entity under its Control) with respect to entities primarily involved in "International Wholesale Business"; (ii) any activities of any businesses of Telia (or any entity under its Control) where such activities would not constitute a breach of the Post IPO Shareholders Agreement # 2; (iii) the activities of any entity coming under the direct or indirect ownership of Telia in any strategic transaction where such Polish activities would represent no more than 20 % of the value of the Target (where more than one Target is involved in such transaction, the threshold value shall be calculated as a percentage of the aggregate value of the Targets). This Section 2.5 shall not in anyway be enforceable by, or create any legal rights or remedies for the benefit of, the WP Entities and may be amended and terminated by agreement between Telia and the Company without any approval or consent by the WP Entities.

2.6 Notwithstanding the termination in full of the Shareholders' Agreements as provided in Section 2.1 above, during the period commencing on the date of execution of this Agreement and ending on the earlier to occur of (i) 180 days after the date of such execution or (ii) the completion of the Agreed Capital Restructuring, the WP Entities, or any of them, shall not make an investment in any CLEC without first having offered Netia the opportunity to co-invest with the investing WP Entity (or Entities) in such CLEC on the same economic terms as those offered to such WP Entity or Entities, subject only to such reasonable constraints, based upon competitive or regulatory concerns, as may be required by the CLEC investee company on the shareholder or contractual rights attaching to such an investment in the hands of Netia. The WP Entities will effect any such co-investment opportunity by providing Netia with notice of the proposed investment as soon as the terms thereof are reasonably final, which notice shall contain details of the proposed investment, whereupon Netia will have thirty (30) days in which to respond to the WP Entity as to whether or not it elects to participate in such investment. This Section 2.6 shall not in anyway be enforceable by, or create any legal rights or remedies for the benefit of, Telia and may be amended and terminated by agreement between the WP Entities and the Company without any approval or consent by Telia.

2.7 Notwithstanding the termination in full of the Shareholders' Agreements as provided in Section 2.1 above, the provisions of Section 4 (Confidentiality) of Shareholders' Agreement #1 and Section 3 (Confidentiality) of Shareholders' Agreement #2, shall survive the termination of such Shareholders' Agreements and shall continue in effect with respect to each of Telia and the WP Entities, as originally contemplated, until the second anniversary of the date on which Telia or the WP Entities, as the case may be, cease to be a shareholder of Netia.

3.   STANDSTILL

     For the term of this Agreement until completion of an Agreed Capital Restructuring none of the Shareholders shall Transfer any of its Shares in the Company except for a transfer to its Affiliate Transferees or by the WP Entities pursuant to Section 1.10 (iii) of the Shareholders' Agreement # 2 and provided that in each case the relevant transferee is bound by the terms of this Agreement on the same terms as the relevant transferor.

4.   CONFIDENTIALITY

4.1 The Parties recognise that the execution or implementation of this Agreement may trigger various disclosure obligations for the Parties. The Parties shall use their best efforts to coordinate any such disclosure; provided, however, that each Party shall be at liberty to make such disclosures as it may be obligated to do.

5.   ARBITRATION AND DISPUTE RESOLUTION

5.1 The Parties desire that this Agreement operate between them fairly and reasonably. If during the term of this Agreement, a dispute arises between the Parties, or one Party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises under this Agreement, then the Parties shall promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the issue. If the disputing Parties are unable to resolve the issue within twenty (20) business days, the matter shall be resolved in accordance with Section 5.2 of this Agreement.

5.2 In the event the disputing Parties are unable to resolve any dispute hereunder by the procedures set forth in Section 5.1, such dispute shall be finally settled by arbitration in accordance with the Rules of Arbitration of the United Nations Commission on International Trade Law (the "UNCITRAL Arbitration Rules") in effect on the date of this Agreement. The number of arbitrators shall be three (3). Each of the disputing Parties shall appoint one (1) arbitrator and they shall jointly appoint the third arbitrator. The third arbitrator shall be chairman of the arbitral tribunal. The President (Prezes) of the Polish Chamber of Commerce (Krajowa Izba Gospodarcza) in Warsaw shall act as the "appointing authority" under the UNCITRAL Arbitration Rules if either disputing Party fails to appoint an arbitrator or if they both fail to appoint jointly the third arbitrator within the limits specified in the UNCITRAL Arbitration Rules. The place of arbitration shall be Warsaw, Poland. The language to be used in the arbitral proceeding shall be English. The disputing Parties shall equally share the expenses of the arbitrator(s) and the administrative costs of the arbitration proceedings, but each disputing Party shall bear its own costs and expenses, including fees and expenses of its own legal counsel. The pending of the arbitration proceeding shall not in and of itself relieve either disputing Party from its duty to perform under this Agreement.

6.   REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of the Company. The Company represents and warrants to each of the Shareholders as follows:

     6.1.1 The Company is duly organized, validly existing and in good standing under the laws of the Republic of Poland, and has all requisite corporate power and authority to enter into this Agreement and perform each and every obligation required to be performed by it hereunder.

     6.1.2 The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated under this Agreement have been duly and validly authorized by all necessary corporate actions on the part of the Company.

     6.1.3 This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws and by equitable principles.

     6.1.4 The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company will not (i) require the consent, approval or authorization of any person, entity or public authority, (ii) conflict with the statutes of the Company or give rise to a right to accelerate or terminate any agreement, loan agreement, security instrument, deed of trust or other regulation or other provision of law or, to the knowledge of the Company, any order, judgement or other direction of any court or tribunal of competent jurisdiction or (iii) give rise to any claim, Encumbrance or restriction on any of the licenses or other assets of the Company.

6.2 Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, represents and warrants to the Company and to each of the other Shareholders as follows:

     6.2.1 Such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate or other power and authority to enter into this Agreement and perform each and every obligation required to be performed by it hereunder.

     6.2.2 The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated under this Agreement have been duly and validly authorized by all necessary corporate or other actions on the part of such Shareholder.

     6.2.3 This Agreement has been duly executed and delivered by such Shareholder and, assuming the Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws and by equitable principles.

     6.2.4 The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not (i) require the consent, approval or authorization of any person, entity or public authority, (ii) conflict with such Shareholder's statutes, articles of association or other governing documents or give rise to a right to accelerate or terminate any agreement, loan agreement, security instrument, deed of trust or other regulation or other provision of law or, to the knowledge of such Shareholder, any order, judgement or other direction of any court or tribunal of competent jurisdiction or (iii) give rise to any claim, Encumbrance or restriction on any of the assets of such Shareholder.

7.   MISCELLANEOUS

7.1 Notices. All notices or other communications required or permitted to be given hereunder shall be (as elected by the person giving such notice) (i) personally delivered with written confirmation of receipt, (ii) transmitted by postage prepaid registered mail (airmail if international) or (iii) transmitted by facsimile transmission and with postage prepaid mail confirmation (airmail if international) to the Parties as follows:

7.2 Except as otherwise specified herein, all notices and other communications shall be deemed to have been given on the date of receipt if delivered personally or by mail or on the date of transmission with confirmed answer back if transmitted by telecopy or telex, whichever shall first occur. Any Party hereto may change its address for purposes hereof by written notice to the other Parties in accordance with this Section 7.1.

     Netia Holdings S.A.

                  Netia Holdings S.A.
                  ul. Poleczki 13
                  02-822 Warsaw
                  Poland
                  Attn:  Kjell-Ove Blom
                  Facsimile:  [48 22 496435]
                  Telephone:  [48 22 492328]

                           With a copy to:

                           Weil, Gotshal & Manges
                           One South Place
                           London  EC2M 2WG
                           England
                           Attn:  Michael Brady
                           Facsimile:  44 171 903 0990
                           Telephone:  44 171 903 1000

                           and to:

                           Weil, Gotshal & Manges LLP
                           Warsaw Financial Center
                           ul. Emilii Plater 53
                           00-113 Warsaw, Poland

                           Attn:  Pawel Rymarz
                           Facsimile:  48-22-520-4001
                           Telephone:  48-22-520-4000

     The Shareholders:

                  Telia AB

                  Corporate Mergers & Acquisitions
                  SE-123 86 Farsta
                  Sweden
                  Attn:  Michael Grant, Senior Vice President
                  Facsimile:  46 8 604 7188
                  Telephone:  46 8 713 6070

                           With a copy to:

                           Telia AB, Corporate Legal Affairs
                           Attn:  Jan-Henrik Ahrnell, General Counsel
                           SE-123 86 Farsta
                           Sweden
                           Facsimile: 46 8 94 64 70
                           Telephone: 46 8 713 6283


                  The WP Entities

                  Warburg Pincus & Co., LLC
                  466 Lexington Avenue
                  New York, New York  10017
                  U.S.A.
                  Facsimile:  1 212 878 9351
                  Telephone:  1 212 878 0600
                  Attn:  Stephen Distler

                           With a copy to:

                           Warburg Pincus International LLC
                           Almack House
                           28 King Street, St. James's
                           London  SW1Y  6QW
                           England
                           Facsimile:  44 171 321 0881
                           Telephone:  44 171 306 0306
                           Attn:  Joseph Schull

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York   10019-6099
                           U.S.A.
                           Facsimile:  1 212 728 8111
                           Telephone:  1 212 728 8230
                           Attn:  Peter H. Jakes

                           Janicka-Sosna, Namiotkiewicz i wspolnicy
                           Clifford Chance Punder sp. k.
                           Norway House
                           ul. Lwowska 19
                           00-660 Warsaw
                           Poland
                           Facsimile: 48 22 627 14 66
                           Telephone: 48 22 627 11 77
                           Attn: Nick Fletcher

7.3 Effective Date; Entire Agreement; Amendments. Except where expressly stated otherwise herein, this Agreement shall become effective upon signing. Under the pain of nullity, this Agreement may be modified or amended only by an instrument in writing signed by all Parties.

7.4 No Agency. Nothing in or arising out of this Agreement is to be taken as constituting a partnership or agency relationship between the Parties, and no Party shall have the right or authority to bind or commit the other in any manner or for any purposes whatsoever, other than as expressly provided for herein with respect to the Company.

7.5 Further Action. Each Party agrees to perform any further acts, give further assurances and execute and deliver any further documents as may be necessary or convenient to carry out the provisions and intent of this Agreement.

7.6 No Waiver. No relaxation, forbearance, delay or indulgence by any Party in enforcing any of the terms and conditions of this Agreement or the granting of time by any Party to any other Party shall prejudice, affect or restrict the rights and powers of such Party hereunder nor shall any waiver by any Party or any breach hereof operate as a waiver of or in relation to any subsequent or continuing breach hereof.

7.7 Governing Law; Construction. This Agreement and the rights of the Parties hereunder shall be governed by and interpreted in accordance with the laws of the Republic of Poland.

7.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but both of which shall constitute one and the same document.

7.9 Costs and Reimbursements. Unless otherwise stated in this Agreement, all expenses involved in the negotiation, preparation and consummation of this Agreement shall be borne by the Party incurring such expenses.

7.10 Termination. This Agreement and the transactions contemplated hereunder shall terminate:

     7.10.1 If an Agreed Capital Restructuring has not been completed on or before December 31, 2002.

     7.10.2 If the Company, prior to (i) the completion of an Agreed Capital Restructuring and (ii) December 31, 2002, is dissolved or liquidated (voluntary or in bankruptcy).

     The Parties may terminate this Agreement by unanimous written agreement.

7.11 Binding on Successors; Non-Assignability. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective legal representatives, successors and permitted assigns; provided that no Party may assign any rights or delegate any duties under this Agreement, in whole or in part, without the prior written consent of the other Parties.

7.12 Severability. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement other than the portion determined to be invalid or unenforceable shall not be affected thereby, and each valid provision thereof shall be enforced to the fullest extent permitted by law. The Parties will, to the extent possible, modify such term or provision so that such provision is no longer invalid or unenforceable.

7.13 Nature of Liability. The liability of each of the WP Entities is several and not joint and no one of the WP Entities shall be liable in any way for the acts or omissions of any other of the WP Entities.

7.14 Language. This Agreement has been concluded in English and Polish language versions. In the case of any dispute as to the construction thereof, the English language version shall prevail.


                           [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.



                                        NETIA HOLDINGS S.A.

                                        By: /s/ Avi Hochman
                                            ------------------------------------

                                        Printed Name:  _________________________

                                        Title: _________________________________



                                        By: /s/ Ewa Don-Siemion
                                            ------------------------------------

                                        Printed Name:  _________________________

                                        Title: _________________________________



                                        THE SHAREHOLDERS:

                                        TELIA AB (publ)

                                        By: /s/ Marianne Nivert
                                            ------------------------------------

                                        Printed Name: Marianne Nivert

                                        Title: President and CEO




                                        WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By Warburg Pincus & Co., its General
                                        Partner

                                        By: /s/ Edward McKinley
                                            ------------------------------------

                                        Name: Edward McKinley

                                        Title:  Partner


                                        WARBURG, PINCUS VENTURES INTERNATIONAL,
                                        L.P.

                                        By Warburg Pincus & Co., its General
                                        Partner

                                        By: /s/ Edward Mc Kinley
                                            ------------------------------------

                                        Name: Edward Mc Kinley

                                        Title:  Partner

                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS I, C.V.

                                        By Warburg Pincus & Co., its General
                                        Partner

                                        By: /s/ Edward McKinley
                                            ------------------------------------

                                        Name: Edward McKinley

                                        Title:  Partner



                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS II, C.V.

                                        By Warburg Pincus & Co.,
                                        its General Partner

                                        By: /s/ Edward McKinley
                                            ------------------------------------

                                        Name: Edward McKinley

                                        Title:  Partner



                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS III, C.V.

                                        By Warburg Pincus & Co.,
                                        its General Partner

                                        By: /s/ Edward McKinley
                                            ------------------------------------

                                        Name: Edward McKinley

                                        Title:  Partner



                                        WARBURG NETIA HOLDING LIMITED

                                        As a Permitted Controlled Affiliate
                                        Transferee and a Shareholder

                                        By: /s/ Joseph Schull
                                            ------------------------------------

                                        Name: Joseph Schull

                                        Title:  Attorney